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                           SUMMARY OF PLAN PROVISIONS
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This is a brief summary of your Employer's Nonstandard Profit Sharing Plan
Provisions. For a more detailed explanation, please refer to the Summary Plan Description which follows this summary.

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                  ACCOUNTING, EFFECTIVE DATE, AND OTHER DATA
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EMPLOYER'S NAME          First National Bank and Trust Co.

ADDRESS                  204 Washington Ave., P.O. Box 100 Athens, TN 37303

PHONE NUMBER             (423) 745-2452

PLAN NAME                First National Bank & Trust 401(k) Profit Sharing
                         Plan

BUSINESS ORGANIZATION    Corporation

EFFECTIVE DATE           January 1, 1984

RESTATED DATE            January 1, 1997

EMPLOYER TAX YEAR END    December 31

PLAN YEAR END            December 31

EMPLOYER IDENTIFICATION  62-0201190
NUMBER

PLAN NUMBER              002

DESCRIPTION OF TRADE     Banking
OR BUSINESS

LIMITATION YEAR END      December 31

TYPE OF PLAN             Contract (Third Party) Administration
ADMINISTRATION

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                                   ELIGIBILITY
--------------------------------------------------------------------------------

SERVICE REQUIREMENT      1 year of service.

MINIMUM AGE              The minimum age requirement is 21
REQUIREMENT

ELIGIBILITY FOR          A participant shall be eligible to receive an
EMPLOYER CONTRIBUTIONS   allocation of Employer contributions for a Plan Year if
                         the following conditions are met:

                         The participant must be employed on the last day of the Plan Year.

                         The participant must complete 1,000 Hours of Service during the Plan Year unless the Plan is Top-Heavy for such Plan Year.

                         The requirement(s) above shall be waived and the participant shall be eligible for Employer contributions if the participant separates from service due to death, disability or retirement.

                         The requirement(s) above shall not apply to Employer contributions (salary deferrals) made pursuant to a salary reduction agreement.

                         The requirement(s) shall not apply to the Employer matching contributions.

ENTRY DATES              The Plan entry dates are January 1 and July 1.

PLAN ENTRY               An employee shall enter the Plan on the Plan
                         entry date following the date on which the employee meets the eligibility requirements of the Plan.

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                           DEFINITION OF COMPENSATION
--------------------------------------------------------------------------------

                         Compensation shall mean W-2 earnings.

                         Compensation shall mean the amount which is actually paid to the participant during the Plan Year.

                         Compensation shall include Employer contributions (salary deferrals) made pursuant to a salary reduction agreement which are not includible in the gross income of the employee under Sections 125, 402(e)(3), 402(h) or 403(b) of the Code.

                         This definition of Compensation shall be effective as of January 1, 1994.

                         Compensation shall be taken into account from a participant's date of entry into the Plan.

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                               ELECTIVE DEFERRALS
--------------------------------------------------------------------------------

ELECTIVE DEFERRALS       A participant may elect to have part of his/her
                         compensation deferred and contributed to his/her retirement plan. The amount deferred cannot exceed 10% of the participant's compensation.

CASH OR DEFERRED         A participant may make a separate election to base
ELECTIONS                elective deferrals on cash bonuses that, at the
                         participant's election, may be contributed to the CODA or received by the participant in cash.

ELECTIONS                A participant may elect to commence deferrals as of
                         January 1 and July 1.

                         A participant may elect to terminate or modify the amount of deferrals as of January 1 and July 1.

MATCHING                 The Employer will make matching contributions to the
CONTRIBUTIONS            Plan on behalf of all participants.

                         Matching contributions will be made on behalf of each participant in the amount of 50% of the elective deferral made for each Plan Year.

                         The Employer shall not match elective deferrals in excess of 6% of the participant's compensation.

                         All Employer matching contributions shall be nonqualified and are therefore subject to the vesting schedule applicable to Employer contributions.

                         Forfeitures of excess aggregate contributions and forfeitures of any nonqualified matching contributions shall be allocated after all other forfeitures under the Plan, to each participant's matching contribution account in the ratio which each participant's compensation for the Plan Year bears to the total compensation of all participants for such Plan Year.

QUALIFIED NONELECTIVE    The Employer will make qualified nonelective
CONTRIBUTIONS            contributions to the Plan if necessary. The amount of
                         such contributions for each Plan Year shall be an amount determined by the Employer.

                         The allocation of qualified nonelective contributions shall be made to the accounts of nonhighly compensated participants only.

VOLUNTARY                Participants will not be allowed to make nondeductible
NONDEDUCTIBLE            voluntary employee contributions.
CONTRIBUTIONS

HARDSHIP WITHDRAWALS     Hardship Withdrawals of elective deferrals shall be
                         permitted.

EXCESS ELECTIVE          Participants who claim excess elective deferrals (over
DEFERRALS                the annual dollar limit - $9,500 for 1997) for the
                         preceding calendar year must submit their claims in writing to the Plan Administrator by March 1.

--------------------------------------------------------------------------------
                                     VESTING
--------------------------------------------------------------------------------

                         A participant is vested in that portion of his/her participant's accounts attributable to Employer contributions in accordance with the following schedule:

                          Years of Service          Vested Percentage
VESTING SCHEDULE                 1                          0%
                                 2                          0%
                                 3                         20%
                                 4                         40%
                                 5                         60%
                                 6                         80%
                                 7                        100%

                         The 2/20 Vesting Schedule will apply as of the first day of the Plan Year for which the Plan is Top-Heavy.

                          Years of Service          Vested Percentage
TOP-HEAVY VESTING                1                          0%
SCHEDULE                         2                         20%
                                 3                         40%
                                 4                         60%
                                 5                         80%
                                 6                        100%

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                              NORMAL RETIREMENT AGE
--------------------------------------------------------------------------------

                         The normal retirement age is 65.

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                              EARLY RETIREMENT AGE
--------------------------------------------------------------------------------

                         The early retirement age is 55.

                         Early retirement shall only be available to participants who have completed 15 Years of Service.

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                         SERVICE WITH PREVIOUS EMPLOYER
--------------------------------------------------------------------------------

                         Service with a previous Employer will not be taken into account except to the extent service is required to be given pursuant to Code Section 414(a) and the regulations thereunder.

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             ALLOCATION OF EMPLOYER CONTRIBUTIONS AND FORFEITURES
--------------------------------------------------------------------------------

INTEGRATED ALLOCATION    Contributions will be allocated under an integrated
FORMULA                  formula. The integration level shall be equal to
                         $20,000.

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                            ADMINISTRATIVE ELECTIONS
--------------------------------------------------------------------------------

PAYOUTS OF SMALL         The Employer will automatically make a total
ACCOUNT BALANCES         distribution of the participant's vested interest if it
                         is $3,500 or less upon retirement, termination of employment, or disability.

DISTRIBUTIONS AT         A participant may take a total distribution of his/her
TERMINATION OF           vested account balance if he/she terminates employment
EMPLOYMENT               for reasons other than death, disability, or
                         retirement.

HARDSHIP WITHDRAWALS     Hardship withdrawals shall be allowed.

PARTICIPANT LOANS        Plan loans to participants shall not be allowed.

PARTICIPANT-DIRECTED     Participant-directed investments shall not be allowed.
INVESTMENTS

ROLLOVERS                Rollovers of funds, by participants, from other
                         plans to this Plan shall be allowed. Excluding
                         Defined Benefit, Target Benefit and Money Purchase
                         Plans.

TRANSFERS                Transfers of funds, by participants, from other
                         plans to this Plan shall be allowed. Excluding
                         Defined Benefit, Target Benefit and Money Purchase
                         Plans.

HOURS OF SERVICE         Service will be based upon actual hours worked.

--------------------------------------------------------------------------------
                        SPECIAL RULES FOR TOP-HEAVY PLANS
--------------------------------------------------------------------------------

                         The minimum contribution and benefit requirements of Code Section 416 will be satisfied as provided in
                         Section 5.4 of the Plan Document.

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                                OTHER INFORMATION
--------------------------------------------------------------------------------

TRUSTEE(S)               First National Bank & Trust Co.
                         204 Washington Ave., P.O. Box 100
                         Athens, TN 37303

PROTOTYPE SPONSOR        First National Bank & Trust Co.

AGENT FOR SERVICE OF     Dean Key
LEGAL PROCESS            204 Washington Ave.
                         Athens, TN 37303

                         Legal process may also be served upon a Plan Trustee or the Plan Administrator.

                                TABLE OF CONTENTS

 I.   ELIGIBILITY FOR PARTICIPATION .....................................  1
      In General ........................................................  1
      Eligibility Requirements ..........................................  1
      Computing Service for Eligibility .................................  1
II.   PARTICIPATION .....................................................  1
III.  CONTRIBUTIONS TO THE PLAN .........................................  1
      In General ........................................................  1
      Computing Your Share of the Contribution ..........................  2
      Basic Formula (Nonintegrated) .....................................  2
      Integrated Formula ................................................  2
      Employee Elective Deferrals .......................................  4
      Employer-Matching Contributions ...................................  5
      Excess Elective Deferrals .........................................  5
      Hardship Withdrawal of Your Elective Deferrals ....................  5
      Employee Contributions ............................................  6
      Rollovers .........................................................  6
IV.   INVESTMENTS, GAINS AND LOSSES .....................................  6
      In General ........................................................  6
      Participant-Directed Investments ..................................  7
 V.   VESTING ...........................................................  7
      In General ........................................................  7
      Computing Years of Service for Vesting ............................  7
      Years That Do Not Count for Vesting ...............................  7
      Additional Years That May Count for Vesting .......................  7
      Forfeiture of Nonvested Amounts ...................................  7
VI.   TOP-HEAVY RULES ...................................................  8
VII.  BENEFITS ..........................................................  8
      Eligibility .......................................................  8
      When and How Benefits Are Paid ....................................  9
      Eligible Rollover Distributions ................................... 10
      Special Rules for Transfers/Conversions from Certain Plans ........ 10
VIII. WITHDRAWALS AND LOANS ............................................. 11
      Employee Contributions ............................................ 11
      Hardship Withdrawal ............................................... 11
      Loans ............................................................. 11
IX.   MISCELLANEOUS ..................................................... 12
      Termination and Amendment of the Plan ............................. 12
      Protection from Creditors ......................................... 12
      Termination Insurance ............................................. 12
 X.   PROCEDURE FOR PROCESSING CLAIMS ................................... 12
XI.   YOUR RIGHTS UNDER ERISA ........................................... 13

                               YOUR PLAN IN DETAIL

I. ELIGIBILITY FOR PARTICIPATION

In General

      In general, all employees of the employer will have the chance to participate in the plan. The only exceptions are:

      (1) Employees who are covered by a collective bargaining agreement, unless the collective bargaining agreement provides for their participation,

      (2) Employees who are nonresident aliens and who have no income from sources in this country; and

      (3) Employees who are specified as an excluded class in the "Eligibility" section of the "Summary of Plan Provisions".

Eligibility Requirements

      In order to be eligible to participate in the plan, you must satisfy the years-of-service and minimum age requirements described under "Eligibility" in the "Summary of Plan Provisions" part of this booklet. Also, you should review the "Service With a Previous Employer" section in the "Summary of Plan Provisions" to see if your employer counts service with any other employer for eligibility purposes.

Computing Service for Eligibility

      If the plan requires you to complete a certain period of service to be eligible, you must become familiar with several important terms.

      (1) Year of Service: A "year of service" is defined by the plan as a 12-month period in which you are credited with at least 1,000 hours of service. The 12-month period is your employment year; that is, a 12-month period measured from the date you are first employed by the business (or reemployed if you leave and then come back) or any anniversary of your employment date.

      You must complete at least 1,000 hours of service during an employment year to receive any credit for that year. Partial credit is not given nor may you carry over hours from one year to the next.

      (2) Month of Service: A "month of service" is a calendar month in which you complete at least one hour of service."

      (3) Hour of Service: An "hour of service" is any hour for which you are paid or entitled to payment for work you have completed for the employer. It includes periods of time when you are away from work, but for which you get paid, like vacations and holidays. No more than 501 hours of service are credited for any continuous period when you are away from work and get paid.

II. PARTICIPATION

      You will enter the plan and become a participant on the entry date either preceding or immediately following the date you satisfy the plan's eligibility requirements. The entry date(s) and plan entry information are found in the "Eligibility" section of the "Summary of Plan Provisions."

      If you are a participant in the plan and you terminate employment, then later come back to work, you will participate in the plan immediately on the day you are reemployed.

III. CONTRIBUTIONS TO THE PLAN

In General

      When you become a participant in the plan, a special account is set up in your name. All contributions the employer makes for you will be credited to this account.

      Generally, as a plan participant, you will share in any employer contributions that are made to the plan. However, if this is a Standard plan as indicated in the heading of the "Summary of Plan Provisions," and the employer chooses, it's possible you will not be eligible for employer contributions if you are not employed on the last day of the plan year and you work less than 501 hours during the year. To find out if this rule applies to you, refer to "Eligibility For Employer Contributions" in the "Eligibility" section of the "Summary of Plan Provisions." If there is no "Eligibility For Employer Contributions" section, this rule does not apply.

      If this is a Nonstandard plan as indicated in the heading of the "Summary of Plan Provisions," and the employer chooses, it's possible you will not be eligible for an employer contribution if you are not employed on the last day of the plan year or if you do not complete 1,000 hours of service during the plan year. Note that the 1,000 hour requirement does not apply if the plan is top-heavy. Refer to "Eligibility for Employer Contributions" under the "Eligibility" section of the "Summary of Plan Provisions" to see if these rules apply to you. If there is no "Eligibility for Employer Contributions" section, these rules do not apply.

      In a profit sharing plan, the contributions made by the employer may vary from year to year. The amount to be contributed for the year depends on a number of factors, such as the profit for the year and the future prospects for the business. The employer has the discretion under the plan to omit a contribution for any given year. Generally, the contribution will not exceed a maximum of 15% of the compensation of all participants for a plan year, although certain make-up contributions may be made if the employer has contributed less than the 15% maximum in prior years.

Computing Your Share of the Contribution

      The amount of employer contributions allocated to your account for a plan year depends on the formula your employer has selected. In a general sense, your share of employer contributions depends on your compensation and how it compares to the compensation of all the participants in the plan. "Compensation" includes all the amounts you receive for working for the employer, with some minor exceptions. Compensation for plan purposes will be limited to $150,000 (1996 amount - adjusted for cost of living increases). To find out how the plan defines compensation, see the "Definition of Compensation" section of the "Summary of Plan Provisions." If you are the owner or part owner of the employer and the employer is an unincorporated business, compensation means your earned income from the business. Deductions for contributions to the plan are taken into account for purposes of computing income from the business.

Basic Formula (Nonintegrated)

      Employer contributions are divided among all participants. Your share is an amount equal to the proportion that your compensation for the plan year bears to the compensation of all participants for the plan year.

      Example: Bill makes $10,000. The total compensation of all participants in the plan for the plan year is $50,000. If the employer makes a profit sharing contribution of $5,000, Bill's share is $1,000 ($l0,000/$50,000 X $5,000).

Integrated Formula

      If your employer has chosen this type of formula it is called "integrated" because the formula for allocating profit sharing contributions takes into account the fact that the employer makes Social Security contributions on your behalf. The formula allocates the contributions in a top-heavy profit sharing plan in up to four stages.

      (1) First, a minimum or "floor" amount is divided among all participants. Your share is an amount equal to the proportion that your compensation for the plan year bears to the compensation of all participants for the plan year. Generally, the amount allocated to your account in this stage will be 3% of your compensation. However, it may be more or less depending on whether the employer maintains any other plans, whether contributions are made for you under any other plan, and a number of other factors. It also assumes that the employer makes a contribution sufficient to allocate at least 3% of compensation to all participants.

      (2) Next, the contribution is divided among participants who have compensation above the integration level. If you have compensation above the integration level, your share of the contribution is an amount equal to the proportion that your compensation for the plan year above the integration level bears to all participants' compensation for the plan year above the integration level. However, the contribution in this stage cannot exceed 3% of total compensation above the integration level.

      (3) Next, the remaining portion of the contribution is divided among all participants in the ratio that the sum of each participant's total compensation and compensation above the integration level bears to the sum of all participant's total compensation and compensation above the integration level, but not in excess of the profit sharing maximum permitted disparity rate. The maximum permitted disparity rate varies depending upon the integration level chosen.

            a. If the integration level is equal to the taxable wage base, the maximum disparity rate is 2.7%.

            b. If the integration level is no more than the 20% of the taxable wage base, the maximum disparity rate is 2.7%.

            c. If the integration level is at least 80% of the taxable wage base, the maximum disparity rate is 2.4%.

            d. If the integration level is less than 80% of the taxable wage base but greater than the amount described in (b) above, the maximum disparity rate is 1.3%.

      (4) Finally, the balance of employer contributions which have not been divided in stages 1, 2, and 3 above are allocated among all participants. Your share is an amount equal to the proportion that your compensation for the plan year bears to all participants' compensation for the plan year.

      Example: Bill and Joan are the only participants in the plan. Bill earned $70,000 and Joan made $90,000. The integration level is set at the Social Security taxable wage base of $62,700 (1996 amount adjusted annually for cost of living increases) and the disparity rate is 2.7%. The employer makes a $15,000 profit sharing contribution and has no other plans. Bill's and Joan's share of the contribution is computed as follows:

Stage 1-Joan

      a. The total compensation for all participants is $160,000 ($70,000 + $90,000).

      b. Joan's percentage of the total compensation is 56.25%
($90,000/$160,000).

      c. Joan's share of the contribution is $8,437.50 (56.25% of $15,000).

      d. But no more than 3% of Joan's compensation is allocated in Stage I.

      e. The amount of Joan's allocation in Stage I is $2,700 (3% of $90,000).

Stage 1 - Bill

      a. The total compensation for all participants is $160,000 ($70,000 + $90,000).

      b. Bill's percentage of the total compensation is 43.75% ($70,000/$ 160,000).

      c. Bill's share of the contribution is $6,562.50 (43.75% of $15,000).

      d. But no more than 3% of Bill's Compensation is allocated in Stage 1.

      c. The amount of Bill's allocation in Stage 1 is $2,100 (3% of $70,000).

      Of the $15,000 contribution, $4,800 ($2,700 + $2,100) is allocated in Stage 1. A remaining contribution of $10,200 needs to be allocated.

Stage 2 - Joan

      a. The total amount of compensation above the integration level is $34,600 [Joan's $27,300 ($90,000 - $62,700) plus Bill's $7,300 ($70,000 - $62,700)].

      b. The percentage of Joan's compensation above the integration level as it relates to the total compensation above the integration level is 78.9% ($27,300/$34,600).

      c. Of the remaining $10,200 contribution, Joan gets 78.9% or $8,047.80.

      d. But the amount allocated to Joan in this stage cannot exceed 3% of her compensation above the integration level.

      e. Joan's allocation in Stage 2 is $819 (3% of $27,300).

Stage 2 - Bill

      a. The percentage of Bill's compensation above the integration level as it relates to the total compensation above the integration level is 21.1% ($7,300/$34,600).

      b. Of the remaining $10,200 contribution, Bill gets 21.1% or $2,152.20.

      c. But the amount allocated to Bill in this stage cannot exceed 3% of his compensation above the integration level.

      d. Bill's allocation in Stage 2 is $219 (3% of $7,300).

      The total amount allocated Stage 2 is $1,038 ($819 + $219 remaining contribution of $9,162 needs to be allocated.

Stage 3 - Joan

      a. The balance of $9,162 is allocated based on the ratio that Joan's total compensation plus compensation above the integration level bears to the sum of all participants' total compensation plus compensation above the integration level. The allocation is limited to a maximum of 2.7% of total compensation plus compensation above the integration level.

      b. The ratio of Joan's total compensation plus compensation above the integration level to all participants is 60.28% [($90,000 + $27,300)/$90,000 + $27,300 + $70,000 + $7,300].

      c. Joan gets 60.28% of the remaining $9,162 or $5,522.85.

      d. But the amount allocated to Joan in this stage can't exceed 2.7% of her total compensation plus her compensation above the integration level.

      e. Joan's allocation in Stage 3 is $3,167.10 [2.7% of $117,300 ($90,000 +
$27,300)].

Stage 3 - Bill

      a. The ratio of Bill's total compensation plus compensation above the integration level to all participants is 39.72% [($70,000 + $7,300)/$90,000 + $27,300 + $70,000 + $7,300].

      b. Bill gets 39.72% of the remaining $9,162 or $3,639.15.

      c. But the amount allocated to Bill in this stage can't exceed 2.7% of his total compensation plus his compensation above the integration level.

      d. Bill's allocation in Stage 3 is $2,087.10 [2.7% of $77,300 ($70,000 +
$7,300)].

      The total amount allocated in Stage 3 is $5,254.20 ($3,167.10 + $2,087.10). The balance to be allocated is $3,907.80.

Stage 4 - Joan

      a. The remaining contribution of $3,907.80 is allocated in the proportion of each participant's compensation to the total compensation of all participants.

      b. Joan's percentage of the total compensation is 56.25% ($90,000/ $160,000).

      c. Joan gets $2,198.14 (56.25% of $3,907.80) allocated to her account in Stage 4.

Stage 4 - Bill

      a. Bill's percentage of the total compensation is 43.75%
($70,000/$160,000).

      b. Bill gets $1,709.66 (43.75% of $3,907.80) allocated to his account in Stage 4.

Total Contribution - Joan

$8,884.24 = [$2,700 (Stage 1) + $819 (Stage 2) + $3,167.10 (Stage 3) + $2,198.14
(Stage 4)]

Total Contribution - Bill

$6,115.76 = [$2,100 (Stage 1) + $219 (Stage 2) + $2,087.10 (Stage 3) + $1,709.66
(Stage 4)]

      Note: For any year in which the plan is not top-heavy, the integration formula begins at Step 3 and the maximum permitted disparity rate is increased 3%. In this case, 2.7% becomes 5.7%, 2.4% becomes 5.4% and l.3% becomes 4.3%.

Employee Elective Deferrals

      If the plan includes 401(k) provisions, you may be able to have a part of your wages taken out of each paycheck and contributed to the plan. Refer to the "Elective Deferrals" section of the "Summary of Plan Provisions" to find out if you are allowed to make 401(k) contributions. If there is no "Elective Deferrals" section, this plan does not allow for 401(k) contributions.

      Contributions that you make to the plan under the 401(k) provisions are called "elective deferrals." Every dollar you contribute as an elective deferral reduces your W-2 wages--thereby reducing your taxable income for federal tax purposes. In most cases, elective deferrals also reduce your income for state and local tax purposes, although you should check to make sure this is true for the state and city in which you live. All elective deferrals are subject to FICA and FUTA withholding.

      Example: John earns $30,000 and contributes $2,500 to the plan as an elective deferral. For federal tax purposes, John has gross wages of $27,500. But for FICA and FUTA tax purposes, John has $30,000 of income.

      The most you can contribute to a 401(k) plan is $9,500 per year (1996 amount - adjusted annually for cost of living increases). If you are a "highly compensated employee," as defined by IRS regulations, the amount you can contribute may be limited by the actual deferral percentage test. Your employer can tell you if you are a highly compensated employee.

      The employer can also set a limit on the amount of elective deferrals. To find out if your employer has set a limit on how much you can contribute to the plan, refer to the "Elective Deferrals" section of the "Summary of Plan Provisions."

      Besides having amounts taken out of your paycheck, if your employer chooses, you may also be able to defer all or part of any employer-paid bonus. To see if bonus deferrals are allowed, refer to the "Elective Deferral" section of the "Summary of Plan Provisions."

      Elective and bonus deferrals and earnings on the contributions are not taxable until withdrawn. At that time, amounts withdrawn are added to the rest of your income for tax purposes.

      Before you can have amounts taken out of your paycheck and contributed to the plan, you must sign a form provided by your employer. This form lets you choose the dollar amount or percentage of wages you want withheld from each paycheck and contributed to the plan. You can change or stop making elective deferrals, but only on the date(s) allowed by the employer. These dates are found under "Elections" in the "Elective Deferral" section of the "Summary of Plan Provisions."

Employer-Matching Contributions

      In addition to what you contribute to the plan as elective deferrals, it's possible your employer will make matching contributions. To find out if the employer will make matching contributions and the limits on matching contributions, if any are made, see "Matching Contributions" in the "Elective Deferral" section of the "Summary of Plan Provisions." If there is no "Matching Contributions" section, the employer will not make matching contributions.

      If the employer has elected to make matching contributions, your elective deferral contribution will be matched with a contribution by the employer. Employer-matching contributions are deposited in a special account under the plan called the Employer-Matching Contribution Account.

      Example: Joyce makes $20,000 per year. Her employer has elected to provide matching contributions equal to 50% of the salary reduction contributions Joyce makes to the plan. The maximum salary reduction contributions that will be matched, however, are 5% of a participant's gross compensation. Joyce decides to contribute 6% of her salary to the plan. Thus, Joyce's salary is reduced $1,200 (6% of $20,000) and the $1,200 is contributed to the plan. The employer will match 50% of the amount Joyce contributes, up to 5% of her gross compensation. Five percent of Joyce's gross compensation is $1,000 (5% of $20,000), so the employer's matching contribution is 50% of $1,000, or $500.

      If there are excess aggregate contributions to the plan, forfeitures of these amounts and of any nonqualified matching contributions will either be used to reduce future employer contributions or be allocated to each participant on a compensation-to-compensation basis, as determined by the employer. To find out which method the employer chose, see "Matching Contributions" in the "Elective Deferrals" section of the "Summary of Plan Provisions."

Excess Elective Deferrals

      You are responsible to make sure your elective deferral contributions do not exceed the maximum limits. The annual limit on your elective deferral contributions is $9,500 (1996 amount - adjusted annually for cost of living increases). To find out what the limit is for any year, ask your employer.

      If you do contribute more than the maximum limit, you must notify your employer by a date specified by the employer. The date by which you must notify the employer is indicated in the "Elective Deferral" section of the "Summary of Plan Provisions."

      This rule is especially relevant if you participate in a deferred compensation plan of another company you may also work for.

Hardship Withdrawal of Your Elective Deferrals

      Your employer may allow you to withdraw all or part of your elective deferral contributions because of hardship. Refer to the "Elective Deferral" section of the "Summary of Plan Provisions" to see if hardship withdrawals are permitted.

      If the employer allows hardship withdrawals, you may withdraw elective deferrals for the following reasons:

      (1) To pay medical expenses of yourself, spouse, children or dependents;

      (2) To purchase a principle residence (house) that you will live in;

      (3) To pay tuition and related educational fees for the next 12 months of post-secondary education for yourself, spouse, children or dependents;

      (4) To prevent eviction from or foreclosure on the mortgage of your house.

      At this time, these are the only reasons that qualify for hardship withdrawals. Eventually the IRS may allow hardship withdrawals for other reasons.

      Any withdrawal you receive because of hardship is subject to income taxes, and if you are under age 59 1/2, it is also subject to a 10% penalty tax described later in the section titled, "Distributions Before Age 59 1/2.

      Other restrictions apply to hardship withdrawals. This information can be obtained from your employer.

Employee Contributions

      Under the plan, the employer is authorized to establish uniform rules to permit employee contributions. To determine whether employee contributions are allowed, see the "Elective Deferral" section of the "Summary of Plan Provisions." If the employer allows such contributions, they will be completely voluntary. Note that any contributions you make as an employee under this plan are not tax deductible; although any earnings on the contributions are tax-deferred and not taxed until they are actually distributed to you. Any voluntary contributions you might make to the plan are placed in your account. Separate records are maintained to keep track of the contributions you have made.

      There are a number of different rules that apply to voluntary employee contributions. A discussion of these rules follows. You should review them if the employer permits voluntary employee contributions and you intend to make voluntary contributions to the plan.

      Only participants may make voluntary employee contributions. You may voluntarily contribute up to 10% of your total compensation from the employer--paid for all years you're a plan participant. The 10% limit is cumulative; that is, if you contribute less than the 10% limit in one year, you can make up that amount and contribute it in a later year, along with the 10% allowed for the later year.

Rollovers

      The plan gives the employer the right to establish uniform rules for rollover contributions. To find out whether the plan allows for rollover contributions, see the "Administrative Elections" section of the "Summary of Plan Provisions." If the employer allows rollovers, you may roll over a distribution received from another plan into this plan. There are a number of rules that apply to rollovers. if you have a distribution from another plan which you would like to deposit in this plan, you should check with the employer. Any amounts received from another plan will be deposited in your account. Separate records will be kept to show the amount in your account which is attributable to rollovers from another plan.

IV. INVESTMENTS, GAINS AND LOSSES

In General

      The earnings, gains and losses generated by plan investments will be divided among the accounts of the participants in the plan. The extent to which you share in the investment performance of the plan's assets depends on the size of your account in relation to the size of all the other participants' accounts in the plan.

      Example: Assume the plan has a balance of $20,000 and your account has a value of $5,000. One-fourth ($5,000/$20,000) of the earnings, gains and losses experienced by the plan will be charged or credited to your account.

      Earnings, gains or losses are generally divided among the participants' accounts once a year. This happens on the last day of the plan year. Your employer may have this process take place more frequently, however, by asking the trustee or custodian to do so.

      When dividing earnings, gains and losses, the trustee or custodian will use the value your account had as of the last time earnings, gains and losses were divided, reduced by any distributions and increased by any contributions which have been made to your account since that time.

Participant-Directed Investments

      The employer may allow you to choose how your account balance is invested. The "Administrative Elections" section of the "Summary of Plan Provisions" will indicate whether participant-directed investments are allowed under this plan. If the employer allows this option, you should instruct the employer, following the procedure the employer establishes, to invest your account as desired. The employer, in turn, will advise the trustee.

      If you direct the investment of your account, any earnings, gains or losses produced by the investments you make will be credited or charged only to your account. The general procedure for dividing earnings, gains or losses, which is described on the previous page, will not apply.

      If your plan uses a custodian and the employer permits participants to choose investments, only the following choices are available: (1) a savings account with the custodian, (2) a time deposit with the custodian, and (3) life insurance.

V. VESTING

In General

      "Vesting" means that you have a right to the balance in your account which cannot be taken away, even if you terminate employment. You become vested in accordance with the vesting schedule the employer has selected. The vesting information is found in the "Vesting" section of the "Summary of Plan Provisions." Regardless of the vesting schedule selected, you are always 100% vested in any voluntary employee contributions you make to the plan as well as any rollover or transfer contributions to this plan from another plan. You are also 100% vested in your entire account, including amounts attributable to employer contributions, when you reach your normal retirement age or if you become disabled or die before you terminate employment with the employer.

Computing Years of Service for Vesting

      If the employer has selected a vesting schedule other than 100% immediate vesting, you will need to compute your years of service to determine your vested percentage. Except as provided below, all of your years of service for the employer will be added together to determine where you are on the vesting schedule. A year of service for vesting is a plan year in which you have completed 1,000 or more hours of service. Partial credit is not given, nor may you carry over hours from one plan year to the next. An hour of service has the same meaning that it has for eligibility.

Years That Do Not Count for Vesting

      Depending on the options selected by the employer, certain years of service may not be taken into account for vesting. Refer to "Exclusions" in the "Vesting" section of the "Summary of Plan Provisions" to determine what years, if any, are excluded.

Additional Years That May Count for Vesting

      If the employer has so elected, years of service with a previous employer may be taken into account for vesting. This information is found under "Service with a Previous Employer" in the "Summary of Plan Provisions."

Forfeiture of Nonvested Amounts

      If you terminate employment with the employer at a time when you are less than 100% vested, the nonvested portion of your account will eventually be forfeited. The amount forfeited will be allocated among the remaining plan participants in the same manner as employer contributions. However, if you return to work before you have five consecutive one-year breaks in service and repay the amount distributed to you previously, the nonvested amount will be restored to your account. There is a time limit for this repayment. A "break in service" is a plan year in which you have 500 or fewer hours of service.

      For example, if you are 60% vested and you quit work, you will eventually receive 60% of your account balance. The 40% nonvested portion is forfeited and will be divided among the remaining participants.

      If you have 500 or fewer hours of service in a plan year because you are on maternity or paternity leave, (this includes a leave granted because of the adoption of a child), you will be credited with the hours of service you would have otherwise been credited with to determine whether you have a break in service. The credit is given in the plan year the leave begins if you need it to keep from having a break in service in that year. Otherwise, the credit will be given in the next plan year.

VI. TOP-HEAVY RULES

      There are certain rules that apply to the plan for any year the plan is top-heavy. A plan is "top-heavy" if the total account balances of key employees of the employer (and affiliates, if any) is more than 60% of the account balances of all participants.

      A key employee is an employee who:

      (1) Is an officer of the employer having an annual compensation of more than $60,000* for the plan year;

      (2) Is one of ten employees having annual compensation of more than $30,000* and ownership of the ten largest interests in the employer;

      (3) Owns more than five percent of the employer; or

      (4) Owns more than one percent of the employer and has annual compensation of more than $150,000.

      *1996 amount - adjusted for cost of living increase.

      If the plan is top-heavy for any plan year, a minimum contribution of 3% of compensation must be made for all employees eligible for an employer contribution.

      Note: The minimum contribution can be less than 3% as long as it is equal to the highest percentage of any key employee. In addition, the plan must have 100% immediate vesting, the 2/20 vesting schedule or the 3-year cliff vesting schedule.

VII. BENEFITS

Eligibility

      You will be eligible to receive benefits from the plan under the following circumstances:

      (1) Termination of Employment: You may be eligible to receive benefits when you terminate employment with the employer. The "Administrative Elections" section of the "Summary of Plan Provisions" will tell you if you are allowed to receive a distribution of the vested portion of your participant's account at termination of employment. Regardless of this election by your employer, you will be eligible to receive 100% of your voluntary contribution and rollover accounts at termination of employment.

      (2) Disability: You will be eligible to receive benefits if you terminate employment with the employer on account of disability. You will be considered disabled when, due to a physical or mental condition, you are no longer able to work and your condition is expected to be permanent. The employer will determine if you are disabled on the basis of medical evidence you submit.

      (3) Death: If you die while you are a participant, your beneficiary will be eligible to receive benefits from the plan. Your beneficiary is named by filing a Beneficiary Designation form with the employer before your death, naming the person or persons you want to receive benefits in case of your death. Your employer has a supply of these forms on hand.

      If you are married, your spouse will automatically be your beneficiary unless your spouse consents to the designation of someone else as your beneficiary. The consent of your spouse must be in writing, on the form provided by the employer, and your spouse's signature must be witnessed by a plan representative or notary public. Your spouse's consent to name someone else as your beneficiary will only be effective for the spouse that signs the consent. For example, if you are divorced and later remarry, consent by your former spouse will only be effective with respect to him or her, and will not apply to your new spouse.

      (4) Retirement: You will become eligible to receive benefits from the plan on your normal retirement date. The normal retirement date is the first day of the month following the date you reach your normal retirement age. The normal retirement age can be found in the "Normal Retirement Age" section of the "Summary of Plan Provisions."

When and How Benefits Are Paid

      Once you become eligible for benefits, you may elect when and how benefits are to be paid. The election is made by completing a form which the employer will give you on request. In the case of death benefits, your beneficiary will have the choice, unless you otherwise provide in your beneficiary designation.

      If you terminate employment for a reason other than death, disability or retirement, the employer has the option to defer payment of your benefit until your normal retirement date or the date you become disabled or die, if that occurs before your normal retirement date. The "Administrative Elections" section of the "Summary of Plan Provisions" will indicate whether this option was chosen under your plan.

      Before you begin receiving benefits, it is strongly recommended that you consult with your attorney, accountant or other advisor. They can help you make the right decision and let you know the tax implications of the various distribution options you have.

      When you file an application with the employer to receive benefits, you may select one of the following or a combination of the following options:

o     Lump Sum: You may have your benefits paid in one single payment.

o Installments: You may have your benefits paid in equal, or nearly equal, annual installments over a certain number of years or months.

o Annuity Contract: You may have the Trustee purchase an annuity contract and have the contract distributed to you. Only certain kinds of annuity contracts may be purchased. The restrictions are provided in the plan.

      When you make your application for benefits, there are some limitations that must be kept in mind:

      (1) Limit on Installments: If you request installment payments, the installments cannot exceed a period of time which is longer than your life expectancy or the combined life expectancy of you and your beneficiary. The plan measures life expectancy by using tables published by the IRS. In addition to limitations on the number of installments which you may receive, certain rules govern the minimum amount which you may receive in each installment.

      (2) Distribution in Kind: The employer has the option of paying your benefits in cash, in kind (actually distributing assets that are in the plan) or a combination of the two, subject to your approval.

      (3) Distribution at Age 70 1/2: You must start receiving benefits by April 1 following the year in which you reach age 70 1/2, whether or not you have retired.

      (4) Distribution Before Age 59 1/2: Distributions before age 59 1/2 may be subject to a 10% penalty tax. The 10% penalty tax is equal to 10% of that portion of a distribution that is included in your gross income. It does not apply if the distribution is payable: 1) on account of death; 2) due to disability; 3) as part of a series of substantially equal periodic payments made over your life expectancy or your joint-life expectancy calculated with your beneficiary (beginning after you separate from service); or 4) due to separation from service after age 55. Other exceptions may also apply.

      (5) Payout of Smaller Accounts: If the balance of your account is $3,500 or less, the employer may elect to distribute your account in a single sum regardless of the election you make. To find out if this is the case, refer to the "Administrative Elections" section of the "Summary of Plan Provisions." If you are not fully vested in your account at the time a distribution is made, the nonvested portion of your account will be forfeited.

      (6) Distributions After Your Death: Generally, if you die on or after April 1 following the year in which you reach age 70 1/2, payments must continue to your beneficiaries at least as rapidly as payments were being made under your payment schedule. If you die before April 1 following the year in which you reach age 70 1/2, the benefit payable on your death may not be paid over a period that is longer than the life expectancy of your designated beneficiary, provided payments to your beneficiary start within a year after you die. If your spouse is your designated beneficiary, the same rule applies, but the payments don't have to start until December 31 of the year you would have been age
70 1/2. In all other cases not covered by the foregoing rules, the benefits payable on your death may not be spread out over a period of more than five years from the date of your death.

Eligible Rollover Distributions

      If your retirement benefits to be paid will be an eligible rollover distribution, you will have to choose how you want it distributed. You can have the funds sent directly to another retirement plan in a direct rollover, or you can take possession of the distribution after your employer withholds 20 percent federal income tax.

      An eligible rollover distribution is a distribution of all or any portion of your account balance in the plan. However, it does not include the following:

      (1) Substantially equal payments at least annually over your life (or joint lives with your beneficiary) or for a period of 10 years or more;

      (2) Distributions you are required to take from the plan because you are age 70 1/2 or older; and

      (3) Amounts that are not taxable to you when distributed.

      These distributions are not "eligible rollover distributions"; therefore, they cannot be rolled over to another retirement plan and are not subject to 20 percent tax withholding.

      You can choose to have an eligible rollover distribution paid directly to another employer's qualified plan that accepts these rollovers, or an IRA. This is called a direct rollover.

      If you choose to take possession of the distribution, rather than have it directly rolled over to another retirement plan, your employer/plan administrator must withhold 20 percent federal income tax from the amount of the distribution. You may then be able to roll over the actual amount received (80 percent), within 60 days of receipt. To avoid taxes and penalties on the amount withheld, you will have to obtain from other sources an amount equal to the 20 percent withheld and roll it over along with the 80 percent received.

      Prior to receiving an eligible rollover distribution, your employer/plan administrator must give you a written explanation of these rules, the choices you will have available, and the tax implications.

Special Rules for Transfers/Conversions from Certain Plans

      Special distribution rules apply if you were a participant in a pension plan or a plan with special survivor annuity rules that has been transferred or converted into this plan. You may ask the employer if this section applies to you, and if the answer is yes, the employer will tell you whether the following rules apply only to a subaccount of these transferred/converted funds and future earnings or to all funds in the plan held for you.

      If you are married on the date benefits are paid as a result of termination of employment, disability or retirement, the benefits from your subaccount will be paid in the form of a joint and survivor annuity. A joint and survivor annuity is an annuity which pays a monthly income for your life, with monthly payments continuing to your surviving spouse for the rest of his or her life after your death. The payments to your spouse are equal to 50% of the amount that was being paid to you. The annuity is provided by applying the amount of your subaccount to purchase an annuity contract from a life insurance company selected by the employer.

      Instead of receiving these benefits in the form of a joint and survivor annuity, you may elect (with your spouse's consent) to have the benefits paid in one of the methods described earlier in the section titled, "When and How Benefits Are Paid." About 90 days before benefits are scheduled to start, you will receive a notice from the employer describing the joint and survivor annuity and how an election can be made to receive benefits in one of these optional methods.

      The election to take an optional method of distribution must be made on a form provided by the employer. The form must be signed by your spouse and your spouse's signature must be witnessed by a plan representative or notary public. You can revoke an election or make a new election to receive an optional method of distribution at any time before your benefits commence. The number of elections, or revocations of a prior election, is not limited. Your spouse's consent is not necessary to revoke a prior election to take an optional method of distribution.

      Generally, you must be married to your spouse on the date benefits commence in order for the joint and survivor annuity rules to apply. However, if you are divorced, the joint and survivor rules will apply to the extent provided in the divorce decree, if the divorce decree meets certain legal requirements. Likewise, if you are divorced and remarried before benefits commence, the joint and survivor annuity rules will apply to your subsequent spouse to the extent not otherwise provided in a prior divorce decree.

      If you die before benefits begin and you are married on the date of your death, your surviving spouse will be entitled to a preretirement survivor annuity, unless you have designated a beneficiary other than your spouse. If you wish to name someone other than your spouse as beneficiary, you may do so (with your spouse's consent) only during the applicable election period. This period begins on the first day of the plan year in which you reach the age of 35 (or if you leave employment before age 35, on the date you leave) and ends at death. The preretirement survivor annuity is a monthly benefit payable to your surviving spouse for the rest of his or her life. The amount of the benefit is equal to the single life annuity that can be purchased from a life insurance company selected by the employer by applying the full value of your subaccount on the date you die.

      If you have never been married or if you are divorced but you are not subject to the joint and survivor annuity rules, benefits from your subaccount will be paid to you in the form of a life annuity. Instead of a life annuity, you may elect to have these benefits paid to you in one of the methods described earlier, in the section titled, "When and How Benefits Are Paid."

VIII. WITHDRAWALS AND LOANS

Employee Contributions

      Employee contributions, including gains or earnings on the contributions, may be withdrawn. Withdrawal will be subject to rules established by the employer governing how and when withdrawals may be made. You may be subject to the 10% penalty described earlier in the section titled, "Distributions Before Age 59 1/2" if the withdrawal takes place before age 59 1/2 and if the withdrawal includes gains or earnings on the voluntary employee contributions. If you are married and you are a participant in a plan which is a transfer or conversion plan and your vested interest in your account exceeds $3,500, you must obtain your spouse's consent to any withdrawal from the subaccount established to keep track of the funds from the other plan. The spousal consent rules are the same as those for electing an optional method of distribution.

Hardship Withdrawal

      You may be permitted to make a withdrawal from the plan to meet financial hardship. To find out if hardship withdrawals are permitted, refer to the "Administrative Elections" section of the "Summary of Plan Provisions." Any withdrawal may be made only in accordance with the rules provided by the employer. A financial hardship is a situation where you have immediate and heavy financial needs and funds are not reasonably available from other sources. The amount you may withdraw may not exceed the amount necessary to meet the hardship. The employer will determine whether you qualify for a hardship withdrawal. The amount of the withdrawal may not exceed the vested interest in your account made up of employer contributions. Any withdrawal you receive because of hardship is subject to income taxes and, if you are under age 59 1/2, the 10% penalty described earlier in the section titled, "Distributions Before Age 59 1/2." If you are married and you are a participant in a plan which is a transfer or conversion plan and your vested interest in your account exceeds $3,500, you must obtain your spouse's consent to any withdrawal from the subaccount established to keep track of the funds from the other plan. The spousal consent rules are the same as those for electing an optional method of distribution.

      These hardship distribution rules are separate from the hardship rules that apply to elective deferrals under a 401(k) plan.

Loans

      The plan gives the employer the discretion to permit a plan participant to borrow against the vested interest in his or her account if the plan has a trustee. Loans are not permitted if the plan has a custodian. To find out if the plan allows for loans to participants, refer to the "Administrative Elections" section of the "Summary of Plan Provisions."

      Loans are subject to a number of restrictions including a maximum loan amount of 50% of your vested account balance up to a maximum of $50,000, reduced by the excess of the highest outstanding balance of the previous year over the outstanding balance at the time the loan was made. If you are married, you must obtain your spouse's consent before you can borrow against your account. Consent must be obtained in accordance with the consent requirements set out in the section covering transfers and conversions from pension plans, with some differences which your Employer will explain to you should you request a loan. if you want to borrow from your account, you should check with the employer regarding the availability of loans, the terms and the restrictions that apply.

IX. MISCELLANEOUS

Termination and Amendment of the Plan

      The employer has adopted the plan with the intention that it will continue indefinitely. However, the employer has retained the right to terminate or amend the plan at any time. The plan does not create a contract which requires the employer to make future contributions nor does the plan create any kind of employment contract between the employer and its employees. In the event the plan is terminated, your entire account will be 100% vested, regardless of where you are on the vesting schedule or how many years of service you have. Termination or amendment will not decrease amounts already contributed to your account.

Protection from Creditors

      The assets in your account are protected from the claims of creditors, to the full extent allowed by law. You, in turn, cannot assign or transfer the assets of your account to satisfy the claims of creditors nor may you use your account as security for a loan (except for loans which may be permitted from the plan).

Termination Insurance

      The plan falls into the category of plans known as "defined contribution" plans. There is a government agency called the Pension Benefit Guarantee Corporation which was established under Title IV of the Employee Retirement Income Security Act of 1974 (ERISA). This insurance program guarantees the benefits of certain plans but does not cover defined contribution plans. Accordingly, this plan is not covered.

X. PROCEDURE FOR PROCESSING CLAIMS

      The employer will notify you in writing within 90 days of your written application for benefits whether or not you are eligible for benefits under the plan. If the employer determines you are not eligible for the benefits requested, the notice will set forth:

      (1) The specific reasons for any denial of benefits;

      (2) A specific reference to the provision of the plan on which denial is based;

      (3) A description of any additional information or material necessary for you to perfect your claim (and an explanation why such information or material is necessary); and

      (4) An explanation of the plan's claim review procedure.

      It may be that the employer will need more than the initial 90 days to consider your application for benefits. If so, you will be notified of the delay, the special circumstances that require additional time and when a decision can be expected. If this procedure is followed, the employer will have an additional 90 days to make a decision.

      If the employer determines you are not eligible for benefits, or if you believe that you are entitled to greater or different benefits, you will have the opportunity to have your claim reviewed by the employer by filing a petition for review with the employer within 60 days after you receive the notice issued by the employer.

      Your petition should state the specific reasons why you believe you are entitled to benefits, or greater or different benefits. Within 60 days after the petition is received, the employer will give you (and your counsel, if any) an opportunity to present your position to the employer orally or in writing, and you (or your counsel) shall have the right to review the pertinent documents. Within 60 days after the hearing or the date of receipt of the petition (if you present your position in writing) the employer will notify you of its decision in writing, stating the decision and the specific provisions of the plan on which the decision is based. If, because of a hearing, the employer needs more than 60 days to make a decision, you will be notified of the delay. The employer will then have an additional 60 days to make a decision.

      In the event of your death, the same procedure will apply to your beneficiary or beneficiaries.

XI. YOUR RIGHTS UNDER ERISA

      As a participant in the plan, you are entitled to certain rights and protections under ERISA. ERISA provides that all plan participants shall be entitled to:

      (1) Examine, without charge, all plan documents, including copies of all documents filed by the plan with the U.S. Department of Labor, such as detailed annual reports and plan descriptions.

      (2) Obtain copies of all plan documents and other plan information upon written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for the copies.

      (3) Receive a summary of the plan's annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

      (4) Obtain a statement telling you whether you have a right to receive benefits at normal retirement age and, if so, what your benefits would be at normal retirement age if you stop working under the plan now. If you do not have a right to benefits, the statement will tell you how many years you have to work to get a right to benefits. This statement must be requested in writing and is not required to be given more than once a year. The Plan Administrator must provide the statement free of charge.

      In addition to creating rights for plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your plan, called "fiduciaries" of the plan, have a duty to do so prudently and in the interest of you and other plan participants and beneficiaries.

      No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit under the plan or exercising your rights under ERISA. If your claim for a benefit is denied in whole or part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan Administrator review and reconsider your claim. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials which you are entitled to receive from the Plan Administrator and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or part, you may file suit in a state or federal court. If it should happen that plan fiduciaries misuse the plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court.

      The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees; for example, if it finds your claim is frivolous.

      If you have any questions about your plan, you should contact the Plan Administrator, if you have any questions about this statement or about your rights under ERISA, you should contact the nearest area Office of the U.S. Labor-Management Services Administration, Department of Labor.

                                     UNIPLAN
            PROTOTYPE PROFIT SHARING PLAN AND TRUST/CUSTODIAL ACCOUNT
                   NONSTANDARD PLAN ADOPTION AGREEMENT AA #003

                             THE FIRST NATIONAL BANK
                                AND TRUST COMPANY
                           204 WASHINGTON P.O. BOX 100
                             ATHENS, TENNESSEE 37303
                              CUSTOMER NO. 1432962

The Employer named below adopts the UNIPLAN Prototype Profit Sharing Plan and Trust/Custodial Account and makes the following specified elections under the Adoption Agreement.

A. ACCOUNTING, EFFECTIVE DATE AND OTHER DATA

      1. NAME AND ADDRESS OF EMPLOYER

            Employer Name     First National Bank and Trust Co.

            Address           2O4 Washington Ave. (P.O. Box 100)

            City, State, ZIP  Athens, TN 37303 (37371-0100)

      2. TYPE OF BUSINESS ORGANIZATION (Select one)

            |_| Sole Proprietorship     |_| Partnership

            |X| Corporation             |_| Subchapter S Corporation

      3. EFFECTIVE DATE 1/1/84

            (If the Employer is adopting this Plan as a restatement of an existing plan, the date should be the original effective date of the existing plan. Otherwise, the date should be the date the Employer chooses the Plan to be effective.)

      4. RESTATED DATE 1/1/97 (Complete only if this Plan is a restatement of a plan previously adopted.)

            If this Plan is a restatement of a previously existing plan, attach an addendum listing any optional forms of benefit which must be included in this Plan under Code Section 411(d)(6) and the regulations thereunder which are not listed elsewhere in the Plan.

      5. EMPLOYER TAX YEAR END 12/31

      6. PLAN YEAR END 12/31

      7. EMPLOYER IDENTIFICATION NUMBER 62-0201190

      8. PLAN NUMBER (3 digits) 002

      9. DESCRIPTION OF TRADE OR BUSINESS Banking

      __________________________________________________________________________

      10. LIMITATION YEAR END 12/31

            (If this item is not completed, the limitation year end shall be the calendar year end)

B. ELIGIBILITY

      1. SERVICE REQUIREMENT (Specify whole years or months.)

            a. Whole Years

                  |1| Year(s) of Service [Not more than 2 (1 if the Plan allows 401(k) contributions). If more than 1 Year of Service is required, the Plan must provide 100% immediate vesting under Section E.1.]

            b. Months

                  |_| Months of Service [Not more than 24 (12 months if the Plan allows 401(k) contributions). If more than 12 Months of Service is elected, the Plan must provide 100% immediate vesting under Section E.1.]

      2. MINIMUM AGE REQUIREMENT (Specify.)

            |21| (May not exceed age 21.)

      3. EXCLUDED CLASSES OF EMPLOYEES

            (Describe. Employees of an Affiliate must be specified as excluded if the Affiliate, if any, does not adopt the Plan under Section O.)

            ____________________________________________________________________

            ____________________________________________________________________

      4. ELIGIBILITY FOR EMPLOYER CONTRIBUTIONS (Check all that apply.)

            A participant shall be eligible to receive an allocation of Employer contributions for a Plan Year if he/she meets the following requirements.

            a. |X| The participant must be employed on the last day of the Plan
                   Year.

            b. |X| The participant must complete 1,000 Hours of Service during the Plan Year unless the Plan is Top-Heavy for such Plan
                   Year.

            c. |X| The requirements of 4.a. and 4.b. (above) shall not apply if
                   the participant terminates employment due to |X| death |X| disability |X| retirement.

            d. If elective deferrals are elected under Section D. of this Adoption Agreement, the requirements of 4.a. and 4.b. (above) |_| shall |X| shall not apply to Employer contributions made pursuant to a salary reduction agreement.

            e. If elective deferrals are elected under Section D. of this Adoption Agreement and matching contributions are elected under Section D.4., the requirements of 4.a. and 4.b. above |_| shall |X| shall not apply to such matching contributions.

      5 ENTRY DATES

            The Plan shall have the following entry dates:

            a. |_| The Plan Anniversary Date.

            b. |X| The Plan Anniversary Date and a date six months from the Plan
                  Anniversary Date.

            c. |_| Other*_______________________________________________________

            * If only one entry date per year is provided and an employee enters the Plan on the entry date following the date on which the employee satisfies the eligibility requirements, the maximum age and service requirements in Sections B.1 and B.2. (above) must be reduced by 1/2 year.

      6. PLAN ENTRY

            An employee shall enter the Plan on the Plan entry date |X| following |_| prior to |_| closest to the date on which the employee meets the eligibility requirements of the Plan.

C. DEFINITION OF COMPENSATION

      1. "Compensation" shall mean:

            |X| W-2 earnings.

            |_| Compensation as defined in Section 415(c)(3) of the Code.

      2. "Compensation" shall mean the amount which is actually paid to the participant during:

            |X| The Plan Year.

            |_| The taxable year ending with or within the Plan Year.

            |_| The limitation year ending with or within the Plan Year.

      3. Compensation |X| shall |_| shall not include Employer contributions made pursuant to a salary reduction agreement which are not includible in the gross income of the employee under Sections 125, 402(a)(8), 402(h) or 403(b) of the Code.

      4. Compensation shall not include:

            |_| Bonuses

            |_| Overtime

            |_| Other (Specify.)________________________________________________
            (NOTE: These exclusions shall not apply if the Plan is integrated with social security or for purposes of determining the minimum required contribution for years in which the Plan is Top-Heavy.)

      5. This definition of compensation shall be effective as of 1/1/94.

      6. Compensation shall be taken into account:

            |X| From the date of entry into the Plan.

            |_| For the entire period in which the employee becomes a participant.

         _______________________________________________________________________

D. ELECTIVE DEFERRALS

      Complete this section only if elective deferrals or voluntary nondeductible employee contributions are allowed under this Plan.

      1. ELECTIVE DEFERRALS

            A participant may elect to have his or her compensation reduced by the following percentage or amount per pay period, or for a specified pay period or periods, as designated in writing to the plan administrator. (Check any applicable options and fill in the appropriate blanks)

            a. |X| An amount not in excess of 10% of a participant's
                   compensation

            b. |_| An amount not in excess of $__________ (specify dollar
                   amount) of a participant's compensation per year.

      2. CASH OR DEFERRED ELECTIONS

            |X| Check here if a participant may base elective deferrals on cash bonuses that, at the participant's election, may be contributed to the CODA or received by the participant in cash.

      3. ELECTIONS

            a. A participant may elect to commence deferrals (under 1. or 2. above) as of 1/1 & 7/1 (enter at least one date during the calendar year).

            b. A participant may elect to terminate or modify the amount of deferrals as of 1/1 & 7/1 (enter at least one date during the calendar year).

      4. MATCHING CONTRIBUTIONS

            a. The Employer will make matching contributions to the Plan on behalf of:

            |X| All participants. |_| All participants who are nonhighly compensated employees.

            b. Matching contributions will be made on behalf of each participant in the amount of:

                  1) |X| 50% of the elective deferral made for each Plan Year.

                  2) |_| The sum of: ______% of the portion of the elective deferral which does not exceed: ______% of the participant's compensation; plus ______% of the portion of the elective deferral which exceeds ______% of the participant's compensation.

                  3) |_| An amount to be determined by the Employer each year.

            c. The Employer shall not match elective deferrals in 1.a. or 1.b. above in excess of $_____________ or in excess of 6% of the participant's compensation.

            d. All Employer matching contributions shall be |_| qualified |X| nonqualified.

            e. Forfeitures of excess aggregate contributions and forfeitures of any nonqualified matching contributions shall be:

                  |_| Used to reduce Employer contributions.

                  |X| Allocated after all other forfeitures under the Plan, to
                      each participant's matching contribution account in the ratio which each participant's compensation for the Plan Year bears to the total compensation of all participants for such Plan Year. "Qualified Matching Contributions" shall mean matching contributions which are subject to the distribution and nonforfeitability requirements of
                      Section 401(k) of the Code when made.

--------------------------------------------------------------------------------
1st Copy - Sponsor (Financial institution)
2nd Copy - Bankers Systems
3rd Copy - Employer/Plan Administrator

--------------------------------------------------------------------------------
Elective Deferrals Continued

5. QUALIFIED NONELECTIVE CONTRIBUTIONS

      a. The Employer |X| will |_| will not make qualified nonelective contributions to the Plan. If the Employer does not make such contribution to the Plan, then the amount of such contributions for each Plan Year shall be an amount determined by the Employer.

      b. The allocation of qualified nonelective contributions shall be made to the account of:

            |_| All participants. |X| Only nonhighly compensated participants.

6. VOLUNTARY NONDEDUCTIBLE CONTRIBUTIONS

            Participants |_| will |X| will not be allowed to make nondeductible voluntary employee contributions.

7. HARDSHIP WITHDRAWALS

            Hardship withdrawals of elective deferrals |X| shall |_| shall not be permitted.

8. EXCESS ELECTIVE DEFERRALS

            Participants who claim excess elective deferrals for the preceding taxable year must submit their claims in writing to the plan administrator by March 1st. (Specify a date before April 15.)

--------------------------------------------------------------------------------
E. VESTING

      1. SCHEDULE (Select one.)

            Participants are vested in that portion of their participants' accounts attributable to Employer contributions in accordance with the following schedule:

Year(s) of       100%           5-Year     3-7 Year    Service %     Specify %
Service     |_| Immediate    |_| Cliff          |X|      |_|            |_|

  1             100%                 0%          0%     _______         ______

  2             100%                 0%          0%     _______         ______

  3             100%                 0%         20%     _______         ______ (not less than 20%)

  4             100%                 0%         40%     _______         ______ (not less than 40%)

  5             100%               100%         60%        100%         ______ (not less than 60%)

  6             100%               100%         80%        100%         ______ (not less than 80%)

  7             100%               100%        100%        100%          100%

      2. EXCLUSIONS (Check all applicable ones. Does not apply if 100% immediate vesting in Section E.1. above has been selected.)

      a. |_| Exclude Year(s) of Service prior to effective date of the Plan (except periods during which the Employer maintained a predecessor to this Plan).

      b. |_| Exclude Year(s) of Service prior to or during the computation year in which the employee attains age 18 (age 22 for Plan Years beginning before 1/1/85).

      3. Schedule to apply as of the first day of the Plan Year for which the Plan is Top-Heavy. (Select one.)
         |_| 100% Immediate |X| 2/20 Vesting

F. NORMAL RETIREMENT AGE

      65 (May not be earlier than age 59 1/2 or later than age 65.)

G. EARLY RETIREMENT AGE

      55 (May not be earlier than age 55.)

      Early retirement shall only be available to participants who have completed 15 Years of Service.

H. SERVICE WITH PREVIOUS EMPLOYER (Select one.)

      1 |X| Service with a previous Employer will not be taken into account except to the extent service is required to be given pursuant to Code Section 414(a) and the regulations thereunder.

      2 |_| Service with the following previous Employer(s) shall be taken into account for purposes of eligibility

            (Section B.1.) and vesting (Section E.1.).__________________________

      __________________________________________________________________________

I. LIMITATIONS ON ALLOCATIONS

      If the Employer maintains or has ever maintained another qualified plan in which any participant in this Plan is (or was) a participant or could become a participant, complete this section. The Employer must also complete this section if it maintains a welfare benefit fund, as defined in Section 419(e) of the Code, or an individual medical account, as defined in Section 415(l)(2) of the Code, under which amounts are treated as annual additions with respect to any participant in this Plan.

      1. DEFINED CONTRIBUTION PLAN (Select one.)

            If the participant is covered under another qualified defined contribution plan maintained by the Employer, other than a master or prototype plan:

            |X| The provisions of Article VII of the Plan Document will apply as if the other plan were a master or prototype plan:

            |_| Provide the method under which the plans will limit total annual additions to the maximum permissible amount, and will properly reduce any excess amounts in a manner that precludes Employer discretion.

      2. DEFINED BENEFIT PLAN

            If the participant is or has ever been a participant in a defined benefit plan maintained by the Employer or an Affiliate, the annual additions to this and/or another qualified defined contribution plan, or projected annual benefit in one or more qualified defined benefit plans shall be reduced so that the sum of the defined contribution fraction and the defined benefit fraction will not exceed 1.0. (Describe in an addendum attached to this Adoption Agreement. The method specified shall preclude discretion by the Employer or Affiliate)

J. ALLOCATION OF EMPLOYER CONTRIBUTIONS AND FORFEITURES

      (Complete only if an integrated allocation formula is chosen.)

      Note: An integrated formula may not be elected if the Employer or an Affiliate maintains any other plan integrated with social security and such other plan covers employees who are also participants in the Plan.

      INTEGRATION LEVEL (Select one.)

      The integration level shall be equal to the taxable wage base or such lesser amount elected below by the Employer. The taxable wage base is the maximum amount of earnings which may be considered wages for a year under
      Section 3121 (a)(1) of the Code in effect as of the beginning of the Plan Year.

            |_| Taxable Wage Base

            |X| $20,000 (a dollar amount less than the taxable wage base)

            |_| __________% of Taxable Wage Base (not to exceed 100%)

K. ADMINISTRATIVE ACTIONS

      1. PAYOUTS OF SMALL ACCOUNT BALANCES

            Employer |X| will |_| will not automatically make a total distribution of the participant's vested interest if it is $3,500 or less upon retirement, termination of employment or disability.

      2. DISTRIBUTIONS AT TERMINATION OF EMPLOYMENT

            |X| A participant |X| may |_| may not take a total distribution of his/her vested account balance if he/she terminates employment for reasons other than death, disability, or retirement.

            |_| A participant may takes total distribution of his/her vested account balance if he/she terminates employment for reasons other than death, disability, or retirement if the total benefit is $_________ or less.

      3. HARDSHIP WITHDRAWALS

            Hardship withdrawals |X| shall |_| shall not be allowed under the Plan.

      4. PARTICIPANT LOANS

            Plan loans to participants |_| shall |X| shall not be allowed.

            If loans are allowed, a minimum loan amount of $____________ shall apply (Amount cannot exceed $1,000.)

      5. PARTICIPANT-DIRECTED INVESTMENTS

            *Excluding Def. Bene., Target Bene., Money Pur.

            Paticipant-directed investments |_| shall |X| shall not be allowed.

      6. ROLLOVERS*

            Rollovers of funds, by participants, from other plans to this Plan |X| shall |_| shall not be allowed.

      7. TRANSFERS*

            Transfers of funds, by participants, from other plans to this Plan |X| shall |_| shall not be allowed.

      8. HOURS OF SERVICE

            Rather than compute service based upon actual Hours of Service, the Employer may elect to compute service based upon one of the alternatives listed below. If selected, this method will be applied to all employees under the Plan. (Check one if desired. If no box is checked, service will be based upon actual hours worked.)

            |_| An employee will be credited with 10 Hours of Service for each day in which the employee would be credited with 1 Hour of Service.

            |_| An employee will be credited with 45 Hours of Service for each week in which the employee edited with at least 1 Hour of Service.

            |_| An employee will be credited with 190 Hours of Service for each month in which the employee would be credited with at least 1 Hour of Service.

L. SPECIAL RULES FOR TOP-HEAVY PLANS (Select one.)

      This section must be completed if the Plan is a Top-Heavy Plan (see definition in Section 3.48 of the Plan Document) and the Employer or an Affiliate maintains another plan or plans in addition to this Plan (other than the Bankers Systems Financial Services' UNIPLAN Prototype Money Purchase Plan and Trust designated Plan 004 and Basic Plan Document 02).

      |X| The minimum contribution and benefit requirements of Code Section 416 will be satisfied as provided in Section 5.4 of the Plan Document.

      |_| The minimum contribution and benefit requirements of Code Section 416 will be satisfied as provided in the addendum attached to the Adoption Agreement. (Specify in an addendum attached to the Adoption Agreement the method for coordinating all such plans with this Plan so that the minimum contribution and benefit requirements will be met.)

M. FILING PLAN WITH INTERNAL REVENUE SERVICE

      The adopting Employer may not rely on an opinion letter issued by the National Office of the Internal Revenue Service as evidence that the Plan is qualified under Section 401 of the Internal Revenue Code. In order to obtain reliance with respect to Plan qualification, the Employer must apply to the appropriate key district office for a determination letter.

      This Adoption Agreement may be used only in conjunction with Basic Plan Document 02.

N. ADOPTION AND ADVICE

      By executing this document, the Employer agrees to be bound by all the terms and conditions of the Plan (including the Adoption Agreement) and further certifies and warrants that it has relied on the advice of an independent adviser as to the legal and tax effects of adopting the Plan.

      Failure to properly complete all items on this Adoption Agreement may result in disqualification of the Plan.

      The sponsoring organization will notify the adopting Employer of any amendments made to the Plan or discontinuance or abandonment of the Plan.

      The name, address and telephone number of the sponsoring organization or its agent is imprinted on the top of the Adoption Agreement.

0. SIGNATURES AND DATE

            Executed this 20 day of August, 1997

      EMPLOYER

            Name of Business First National Bank & Trust Co.

            By /s/ Dean D. Key/Dean Key

            Its (Title) Vice President/H.R. Director

      AFFILIATES (Must be executed on behalf of any Affiliates. Attach addendum with signatures if more than one Affiliate.)

            Name of Business ___________________________________________________

            By _________________________________________________________________

            Its (Title) ________________________________________________________

P. CUSTODIAN/TRUSTEE (Select one.)

      CAUTION: READ INSTRUCTIONS BEFORE COMPLETING.

      Instructions: The Financial Institution may act as Custodian, but only if the Employer and any Affiliates are sole proprietorships or partnerships. A corporate plan may not use a Custodian. In addition, an individual may not serve as a Custodian. Select "Financial Institution Trustee" only if the Financial Institution has full trust powers under applicable state and/or federal laws. By executing this Plan as Custodian or Trustee, the Financial Institution warrants and represents that it is qualified to act as Custodian or Trustee, as the case may be, under all applicable federal and state laws and regulations.

      |_| Financial Institution Custodian

      |X| Financial Institution Trustee

      |_| Self-Trusteed Plan

      CUSTODIAN OR TRUSTEE

            Name First National Bank & Trust Co.
            Address 204 Washington Ave (P.O. Box 100)
            City, State, ZIP Athens, TN 37303 (37371-0100)
            Its (Title) /s/ Dallas H. Osborne/Dallas H. Osborne
                        Assistant Vice President and Trust Officer

Q. SPONSOR

            Name First National Bank & Trust Co.

lst Copy - Sponsor (Financial Institution)
2nd Copy - Bankers Systems
3rd Copy - Employer/Plan Administrator